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                                                  October 28, 2005




To the Trustees of Narragansett Insured Tax-Free Income Fund

     We consent to the incorporation by reference into post-effective amendment No. 17 under the 1933 Act and No. 19 under the 1940 Act of our opinion dated October 29, 1997.


                                            Hollyer Brady Barrett & Hines LLP


                                               /s/William L.D. Barrett
                                            by-------------------------------
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